UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2007

CHINA WORLD TRADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-26119
(Commission File Number)

87-0629754
(I.R.S. Employer Identification No.)

3rd Floor, Goldlion Digital Network Center
138 Tiyu Road East, Tianhe
Guangzhou, The PRC 510620
(Address of Principal Executive Offices) (Zip Code)

011-8620-38780001
(Registrant's Telephone Number, Including Area Code)

_____________________________________________
Former Name or Former Address, if changed since last report

This Current Report on Form 8-K is filed by China World Trade Corporation, a Nevada corporation (the “Registrant”), in connection with the items described below.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Sale and Purchase Agreement

On June 29, 2007, China Chance Enterprises Limited, a limited liability company organized and existing under the laws of the British Virgin Islands (“China Chance”), and a wholly owned subsidiary of the Registrant, entered into a Sale and Purchase Agreement (the “Agreement”) with Wisdom Plus Limited, a limited liability company organized and existing under the laws of the British Virgin Islands (“Wisdom Plus”), pursuant to which China Chance agreed to sell and Wisdom Plus agreed to purchase, (a) all of the outstanding 100 registered shares (the “Sinopac Shares”) of Sinopac Success Limited, a limited liability company organized and existing under the laws of the British Virgin Islands (“Sinopac”) and an indirect wholly owned subsidiary of the Registrant, and (b) all of the outstanding 100 registered shares (the “June Shares”) of June Success Limited, a limited liability company organized and existing under the laws of the British Virgin Islands (“June”) and also an indirect wholly owned subsidiary of the Registrant.  Sinopac and June together beneficially own forty percent (40%) of the issued and outstanding share capital of General Business Network Holdings Limited, a limited liability company organized under the laws of the Hong Kong SAR of the People’s Republic of China (“Holdings”).  The purchase price for the Sinopac Shares and the June Shares was $2.0 million, payable in installments in accordance with the schedule set forth below.  A copy of the Agreement was attached as Exhibit 10 to a Form 8-K filed with the Commission on July 5, 2007 and is hereby incorporated by reference.

Organizational Structure of China Chance and the Businesses Being Sold

As mentioned above, China Chance owns all of the share capital of Sinopac and June, and Sinopac and June together beneficially own forty percent (40%) of the issued and outstanding share capital of Holdings.  Holdings owns 100% of the outstanding capital stock of General (GZ) Business Network Limited, a limited liability company organized and existing under the laws of the People’s Republic of China (“GZ Business”), and GZ Business owns 51% of the outstanding capital stock of Guangdong New Generation Commercial Management Ltd., a limited liability company organized and existing under the laws of the People’s Republic of China (“New Generation”).

New Generation engages in the travel agency business by operating eight subsidiaries in Southern China.  To date, New Generation has accumulated a substantial market share in ticketing sales for international and domestic flights as well as inbound business travel.  In addition, Guangdong Huahao Insurance Agency Limited, one of the New Generation group of companies, is also a licensed insurance agent in China, providing accident and life insurance to individual policy holders in the Guangdong Province of China.

As a result of the closing of the sale of the Sinopac Shares and the June Shares to Wisdom Plus, the Registrant will no longer have any interest in New Generation.

Approval of the Sale and Purchase Agreement; Closing

On June 29, 2007, a majority of the Board of Directors of the Registrant and China Chance approved the sale of the Sinopac Shares and the June Shares to Wisdom Plus.  The Closing occurred on August 21, 2007, after Wisdom Plus delivered a cashier’s check in the amount of US$100,000 on or before June 30, 2007, and the paperwork for the closing, including the share certificates for Sinopac and June, was prepared and delivered on August 21, 2007.

Balance of Purchase Price

The balance of the purchase price of $2.0 million dollars will be paid in cash under the Agreement by Wisdom Plus delivering a sum in the amount of US$1,900,000 on December 31, 2007.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

China World Trade Corporation

DATED: August 27, 2007	By:	/s/ Chi Ming Chan
Chi Ming Chan
Chief Executive Officer

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